   As filed with the Securities and Exchange Commission on August  15, 1995.

                                        Registration No.

--------------------------------------------------------------------------------
                                    -------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ____________

                             FORM S-8 AND FORM S-3

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                  ____________

                       AMERICAN PRECISION INDUSTRIES INC.
               (Exact name of issuer as specified in its charter)

          Delaware                                          16-1284388
(State or other jurisdiction                               (IRS Employer
of incorporation or organization)                          Identification No.)


                               2777 WALDEN AVENUE
                            BUFFALO, NEW YORK  14225
                    (Address of principal executive offices)

                       AMERICAN PRECISION INDUSTRIES INC.
                        1995 EMPLOYEES STOCK OPTION PLAN

                       AMERICAN PRECISION INDUSTRIES INC.
                        1995 DIRECTORS STOCK OPTION PLAN
                           (Full title of the plans)

                                KURT WIEDENHAUPT
                    (President and Chief Executive Officer)
                                 ______________

                              CHARLES F. HORNE, IV
                          JAECKLE FLEISCHMANN & MUGEL
                              Fleet Bank Building
                             Twelve Fountain Plaza
                            Buffalo, New York 14202
                    (Name and address of agent for service)

                                 (716) 856-0600
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                                  Proposed
                                                                  maximum         Proposed
                                                                  offering         maximum
                                                Amount             price          aggregate        Amount of
          Titles of securities                   to be              per           offering        registration
            to be registered                  registered           share            price            fee
   Common Stock ($.66 2/3 par value)       904,000 shares (a)     $10.31 (b)     9,319,209 (b)      $3,213.54


         (a) Indicates 1) the number of shares of common stock, $.66 2/3 par value, ("Common Stock") authorized and reserved for issuance and which may be sold upon the exercise of options which previously have been granted and/or may be granted to certain persons under the American Precision Industries Inc. 1995 Employees Stock Option Plan (650,000 shares) and the American Precision Industries Inc. 1995 Directors Stock Option Plan (50,000 shares), 2) the number of shares of Common Stock authorized and reserved for issuance and which may be sold upon the exercise of an option granted to Kurt Wiedenhaupt, President and Chief Executive Officer of the Company, pursuant to his employment agreement with the Company (200,000 shares) and 3) 4,000 shares of Common Stock that may be offered, from time to time, by Kurt Wiedenhaupt. In the event of a stock split, stock dividend or similar transaction involving Common Stock of the Company, the number of shares registered hereby shall automatically be increased to cover such additional shares in accordance with Rule 416(a).

         (b) Estimated solely for the purpose of computing the registration fees, as follows: i) as to 324,709 shares now under option on the basis of the aggregate price at which such shares may be purchased by the Optionees ii) as to the 575,291 shares for which options have not yet been granted and as to 4,000 shares held by Mr. Wiedenhaupt on the basis of the average of the high and low prices for the Common Stock on the New York Stock Exchange on August 11, 1995 of $11.50.

                     CROSS REFERENCE SHEET SHOWING LOCATION
             OF INFORMATION REQUIRED BY ITEMS OF PART I OF FORM S-3



         ITEMS OF PART I OF FORM S-3                         HEADINGS IN PROSPECTUS
   1.    Forepart of Registration Statement and              Forepart and Outside Front Cover Page
         Outside Front Cover Page of Prospectus

   2.    Inside Front and Outside Back Cover Pages of        Inside Front Cover Page; Available
         Prospectus                                          Information; Incorporation of Documents by
                                                             Reference
   3.    Summary Information, Risk Factors, and Ratio        The Company
         of Earnings to Fixed Charges Risk Factors

   4.    Use of Proceeds                                     Not Applicable - See Cover Page of Prospectus

   5.    Determination of Offering Price                     Cover Page

   6.    Dilution                                            Not Applicable

   7.    Selling Security Holders                            Selling Shareholders

   8.    Plan of Distribution                                Plan of Distribution

   9.    Description of Securities to be Registered          Not Applicable

  10.    Interests of Named Experts and Counsel              Not Applicable

  11.    Material Changes                                    Not Applicable

  12.    Incorporation of Certain Information by             Incorporation of Certain Documents by
         Reference                                           Reference

  13.    Disclosure of Commission Position on                Indemnification of Directors and Officers
         Indemnification for Securities Act
         Liabilities

PROSPECTUS
(Form S-3)

                       AMERICAN PRECISION INDUSTRIES INC.

                         50,000 Shares of Common Stock
                Issuable upon exercise of options covered by the
                       American Precision Industries Inc.
                        1995 Directors Stock Option Plan

                         200,000 shares of Common Stock
                Issuable upon exercise of options covered by the
                       American Precision Industries Inc.
                        1995 Employees Stock Option Plan

                         200,000 shares of Common Stock
                  Issuable upon exercise of an option granted
                              to Kurt Wiedenhaupt,
                     President and Chief Executive Officer

                          4,000 Shares of Common Stock
                           Issued to Kurt Wiedenhaupt
                                 ______________

This Prospectus is being used in connection with the offering from time to time by certain stockholders who may be deemed to be affiliates ("Selling Stockholders") of American Precision Industries Inc. (the "Company"), of shares of the Common Stock of the Company which may be acquired upon the exercise of stock options pursuant to 1) the American Precision Industries Inc. 1995 Directors Stock Option Plan and 1995 Employees Stock Option Plan (the "Plans"),
2) an option granted to Kurt Wiedenhaupt, President and Chief Executive Officer, pursuant to his employment agreement, and 3) shares issued to Mr. Wiedenhaupt as a bonus in 1995. The Company will not receive any of the proceeds from the sale of the shares, but will receive funds upon the exercise of the options covered by the Plans.

The Common Stock offered hereby may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange ("NYSE") at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in connection with such sales. All discounts, commissions or fees incurred in connection with the sale of the shares offered hereby will be paid by the Selling Stockholders or by the purchasers of the shares, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission and of registering or qualifying the shares will be paid by the Company.

The Common Stock of the Company is listed on the NYSE under the symbol APR. The closing price of the Company's Common Stock as reported on the NYSE on August 11, 1995 was $11.50

                                   __________

               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
               ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   __________

                         The date of this Prospectus is
                                August  15, 1995

No person is authorized to give any information or to make any representation, other than as contained herein, in connection with the offer made in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Common Stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy any shares of Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at: 75 Park Place, 14th Floor, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained upon written request addressed to the Commission at the Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the NYSE and reports and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

In addition, the Company will provide without charge to each person to whom this Prospectus is delivered, upon either the written or oral request of such person, the Annual Report to Stockholders for the Company's latest fiscal year and a copy of any or all of the documents incorporated herein by reference other than exhibits to such documents. See "INCORPORATION OF DOCUMENTS BY REFERENCE". Such requests should be directed to American Precision Industries Inc., 2777 Walden Avenue, Buffalo, NY 14225, Attention: Vice President-Finance.

                               TABLE OF CONTENTS


                                                                        PAGE


The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5


Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  5


Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  6


Incorporation of Certain Documents by Reference . . . . . . . . . . . . .  7


Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7


Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

                                  THE COMPANY

American Precision Industries Inc., a Delaware Corporation, was organized in 1986 as successor to a New York corporation of the same name which had been organized in 1947. The Company has nine manufacturing divisions which are organized in three groups: the Heat Transfer Group, the Motion Technologies Group, and the Electronic Components Group. The Company's products are sold to original equipment manufacturers and other industrial users. Approximately 17% of the Company's consolidated sales are foreign exports. The Company has approximately 875 employees. The principal offices of the Company are located at 2777 Walden Avenue, Buffalo, New York 14225. The Company's telephone and fax numbers are (716) 684-9700 and (716) 684-2155, respectively.


                              SELLING SHAREHOLDERS

The following table sets forth the name of each Selling Shareholder, each of whom is a director of the Company, the number of shares of Common Stock owned by him as of July 1, 1995, and the maximum number of shares that may be offered by him pursuant to this Prospectus.




                                                                                              PERCENTAGE OF
                                                                                               OUTSTANDING
                                                                            SHARES OF        COMMON STOCK TO
                                    SHARES OF           SHARES OF         COMMON STOCK       BE OWNED AFTER
                                   COMMON STOCK        COMMON STOCK        TO BE OWNED       SALE OF SHARES
                                     OWNED ON          REGISTERED         AFTER SALE OF        REGISTERED
            NAME                   JULY 1,1995          HEREUNDER            SHARES           HEREUNDER (6)
           -----                  ------------        -------------       -------------      ---------------
 John M. Albertine                     14,456              479   (1)             14,456

 Robert J. Fierle (2)               1,062,847              --                 1,062,847          14.1%

 Bernard J. Kennedy                     3,781              479   (1)              3,781

 Dougals J. MacMaster, Jr.              4,000              561   (1)              4,000

 William P. Panny                       8,320              561   (1)              8,320

 Victor A. Rice                          --                479   (1)               --

 Kurt Wiedenhaupt (3)                   7,000          404,000   (4)              3,000


 Ungranted options                                      47,441   (5)

 Totals                             1,100,404          454,000                1,096,404          14.6%

(1) Represents shares which may be acquired upon exercise of stock options granted under the 1995 Directors Stock Option Plan.

(2) Mr. Fierle is also Chairman of the Board of the Company and has served as such since 1992.

(3) Mr. Wiedenhaupt is also President and Chief Executive Officer of the Company and has served as such since 1992.

(4) Includes (a) 200,000 shares subject to an option granted to Mr. Wiedenhaupt pursuant to his employment agreement with the Company, (b) 200,000 shares, which represent the maximum number of shares subject to options which may be granted Mr. Wiedenhaupt under the 1995 Employees Stock Option Plan (as of the date of this Prospectus, 30,000 of those shares are subject to an option already granted to Mr. Wiedenhaupt), and
      (c) 4,000 shares issued to Mr. Wiedenhaupt as a bonus in 1995 under terms which impose certain conditions of the sale thereof.

(5) Represents options which may be granted under the 1995 Directors Stock Option Plan and which have not been allocated to any Selling Shareholder but may in the future be so allocated, listed as "Ungranted Options".

(6) Except for Mr. Fierle, each director will own less than 1% of the outstanding Common Stock after sale of shares registered hereunder.

                              PLAN OF DISTRIBUTION

The Common Stock may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NYSE at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commission or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealer and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, although it has paid the expenses of preparing this Prospectus and the related Registration Statement. The Selling Stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation, Rules 10b-5, 10b-6 and 10b-7 thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company incorporates herein by reference the following documents filed with the Securities and Exchange Commission:

(a)   The Company's Annual Report on Form 10-K for the year ended December 30,
      1994.

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

(c) The description of the Common Stock contained in the registration statement on Form 8-A of the Company (File No. 1-5601) filed under the Securities Exchange Act of 1934 and declared effective on August 8, 1991.

All reports hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the Common Stock offered pursuant to this Prospectus, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

                                 LEGAL MATTERS

Legal matters with respect to Common Stock being offered hereby, have been passed upon for the Company by Jaeckle, Fleischmann & Mugel, Buffalo, New York.

                                    EXPERTS

The consolidated financial statements of the Company as of December 30, 1994 and December 31, 1993 and for each of the three years in the period ended December 30, 1994 incorporated by reference in this Prospectus and the Registration Statement of which it is a part have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.        Incorporation of Certain Documents by Reference

      American Precision Industries Inc. (the "Company" or the "Registrant") incorporates herein by reference the following documents filed with the Securities and Exchange Commission:

      (a) The Company's Annual Report on Form 10-K for the year ended December 30, 1994.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995

      (c) The description of the Common Stock contained in the registration statement on Form 8-A of the Company (File No. 1-5601) filed under the Securities Exchange Act of 1934 and declared effective on August 8, 1991.

      All reports hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.


Item 4.        Description of Securities

      Not applicable.


Item 5.        Interest of Named Experts and Counsel

      Not Applicable.

Item 6.        Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law, the law of the jurisdiction in which the Registrant is organized, empowers a corporation, subject to certain limitations, to indemnify its officers and directors against expenses, including attorneys' fees, judgments, fines and certain settlements, actually and reasonably incurred by them in any suit or proceeding to which they are parties as long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, as long as they had no reasonable cause to believe their conduct to be unlawful. The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was made or is threatened to be made a party to or involved in any action, suit or proceeding by reason of the fact that he or a person for whom he is serving as legal representative is or was a director or officer of the Registrant or served or serves any other enterprise at the request of the Registrant as a director, officer, employee, or agent.

      The Registrant has also entered into an indemnification agreement (the "Indemnification Agreement") with each of its directors and officers. The Indemnification Agreement provides that the Registrant shall indemnify a director or officer who is a party to the agreement (the "Indemnitee") if he was or is a party to or is otherwise involved in any proceeding (other than a derivative proceeding) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at its request in certain capacities of another entity, against losses incurred in connection with such proceeding. This indemnification is limited to instances where the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was criminal. With respect to derivative proceedings, the Indemnification Agreement provides indemnification similar to that provided in the agreement for non-derivative proceedings, except that indemnification is not available to an Indemnitee who is adjudged liable to the Registrant unless a court determines otherwise.

      The Registrant's Certificate of Incorporation contains a provision which limits a director's personal liability for monetary damages to the Registrant or its stockholders under certain circumstances. It provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for a breach of his fiduciary duty as a director except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) act or omissions not in good faith which involve intentional misconduct or a knowing violation of law,
(iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transactions from which the director derived any improper personal benefit.

Item 7.        Exemption from Registration Claimed

      Not applicable.


Item 8.        Exhibits

       Exhibit
       Number                                        Description of Exhibits
       4(a)                American  Precision  Industries  Inc.  1995 Employees  Stock  Option  Plan
                           (incorporated herein by  reference to Exhibit  A in  the definitive  Proxy
                           Statement dated March 24, 1995).

       4(b)                American Precision  Industries  Inc.  1995  Directors  Stock  Option  Plan
                           (incorporated  herein by reference  to Exhibit  B in  the definitive Proxy
                           Statement dated March 24, 1995).

       4(c)                Stock Option and  Tandem Stock  Appreciation Rights  Agreement dated  June
                           16,  1992 between Kurt Wiedenhaupt and  American Precision Industries Inc.
                           (incorporated herein  by  reference to  Exhibit  10(ii) in  the  Quarterly
                           Report on Form 10Q for the fiscal quarter ended July 3, 1992).

       4(d)                Grant of  Restricted Stock and Bonus  Agreement dated May  1, 1995 between
                           Kurt Wiedenhaupt and American Precision Industries Inc. *

       5                   Opinion of Jaeckle, Fleischmann & Mugel. *

       23(a)               Consent  of Jaeckle, Fleischmann & Mugel (included  in their opinion filed as Exhibit 5).
       23(b)               Consents of Price Waterhouse LLP*


_________________________
* Filed herewith

Item 9.        Undertakings

      (a)    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i)       To include any prospectus required
                                        by section 10(a)(3) of the Securities
                                        Act of 1933;
                             (ii)       To reflect in the prospectus any
                                        facts or events arising after the
                                        effective date of the registration
                                        statement (or the most recent
                                        post-effective amendment thereof)
                                        which, individually or in the
                                        aggregate, represent a fundamental
                                        change in the information set forth
                                        in the registration statement.
                                        Notwithstanding the foregoing, any
                                        increase or decrease in volume of
                                        securities offered (if the total
                                        dollar value of securities offered
                                        would not exceed that which was
                                        registered) and any deviation from
                                        the low or high end of the estimated
                                        maximum offering range may be
                                        reflected in the form of prospectus
                                        filed with the Commission pursuant
                                        to Rule 424(b) (Section 230.424(b)
                                        of this chapter) if, in the
                                        aggregate, the changes in volume and
                                        price represent no  more than a 20%
                                        change in the maximum aggregate
                                        offering price set forth in the
                                        "Calculation of Registration Fee"
                                        table in the effective registration
                                        statement;
                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the
                 Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cheektowaga, State of New York, on August 14, 1995.



                                        AMERICAN PRECISION INDUSTRIES INC.




                                        By   s/ John M. Murray
                                           -------------------------------------
                                           John M. Murray
                                           Vice President - Finance

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Kurt Wiedenhaupt and John
      M. Murray his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                                           TITLE                                    DATE
----------------------------------            -------------------------------                 ----------------
s/ Robert J. Fierle                           Chairman of the Board                           August 2, 1995
------------------------------------
Robert J. Fierle

 s/ Kurt Wiedenhaupt                          President and Chief                             August 2, 1995
--------------------------------              Executive Officer and
Kurt Wiedenhaupt                                 Director



s/  John M. Murray                            Vice President-Finance                          August 2, 1995
----------------------------------            and Treasurer
John M. Murray                                (Principal Financial Officer)


s/  Thomas M. Huebsch                         Corporate Controller                            August 2, 1995
-----------------------------                 (Principal Accounting Officer)
Thomas M. Huebsch

s/  John M. Albertine                         Director                                        August 2, 1995
----------------------------------
John M. Albertine, PhD

s/ Bernard J. Kennedy                         Director                                        August 2, 1995
-------------------------------
Bernard J. Kennedy

s/ Douglas J. MacMaster, Jr.                  Director                                        August 2, 1995
----------------------------
Douglas J. MacMaster, Jr.

s/ William P. Panny                           Director                                        August 2, 1995
---------------------------------
William P. Panny

s/  Victor A. Rice                            Director                                        August 2, 1995
-------------------------------------
Victor A. Rice





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